UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreements with Credit Suisse

On June 23, 2017, PennyMac Financial Services, Inc. (the “Company”), through two of its controlled subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment (the “CS Repurchase Amendment”) to the terms of its Third Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent to the buyers (“CSFB”), Credit Suisse AG, Cayman Islands Branch, as a buyer (“CS Cayman” or “CS Buyer”), Alpine Securitization LTD, as a buyer (“Alpine” or “CS Buyer,” and, together with CS Cayman, the “CS Buyers”), PLS and PNMAC (the “CS Repurchase Agreement”). Pursuant to the terms of the CS Repurchase Agreement, PLS may sell to, and later repurchase from, CS Buyer (i) certain newly originated residential and small balance multifamily mortgage loans and recently acquired Ginnie Mae early buyout mortgage loans, and (ii) mortgage servicing advances made by PLS in connection with certain Ginnie Mae early buyout mortgage loans. The CS Repurchase Agreement is committed to April 27, 2018 and the obligations of PLS under the CS Repurchase Agreement are fully guaranteed by PNMAC.

On June 23, 2017, the Company, through PLS, also entered into an amendment (the “VFN Repurchase Amendment”) to the terms of its Master Repurchase Agreement, dated as of December 19, 2016, by and among CSFB, as administrative agent, and CS Cayman (the “VFN Repurchase Agreement”). Pursuant to the VFN Repurchase Agreement, PLS sold to CS Cayman that certain Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016 (the “VFN”), with an agreement to repurchase such VFN at a later date. The VFN Repurchase Agreement has a term of one year.

Pursuant to the terms of the CS Repurchase Amendment, the maximum combined committed purchase price under the CS Repurchase Agreement and the VFN Repurchase Agreement was temporarily increased from $700 million to $943 million, all of which is committed and available for purchases under the CS Repurchase Agreement to the extent not reduced by purchased amounts outstanding under the VFN Repurchase Agreement. The period of the increase runs from June 23, 2017 through and including September 29, 2017. After September 29, 2017, the CS Repurchase Amendment will expire and the maximum combined committed purchase price under the CS Repurchase Agreement will revert back to $700 million, all of which is committed and available for purchases under the CS Repurchase Agreement to the extent not reduced by purchased amounts outstanding under the VFN Repurchase Agreement.

Pursuant to the terms of the VFN Repurchase Amendment, the maximum purchase price under the VFN Repurchase Agreement was temporarily increased from $407 million to $650 million, all of which is committed. The period of the increase runs from June 23, 2017 through and including September 28, 2017. After September 28, 2017, the VFN Repurchase Amendment will expire and the maximum purchase price under the VFN Repurchase Agreement will revert back to $407 million.

The Company, through PLS, is required to pay CSFB a commitment fee relating to the VFN Repurchase Amendment, as well as certain other administrative costs and expenses associated with each amendment. All other terms and conditions of the CS Repurchase Agreement and the VFN Repurchase Agreement, including the $1.5 billion maximum combined purchase price under each, remain the same in all material respects.

The foregoing descriptions of the CS Repurchase Amendment, the CS Repurchase Agreement, the related guaranty, the VFN Repurchase Amendment, and the VFN Repurchase Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the CS Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on May 3, 2017 and the full text of the CS Repurchase Agreement and the related guaranty attached thereto as Exhibits 10.1 and 10.2, respectively; and (ii) the description of the VFN Repurchase Agreement in the Company’s Current Report on Form 8-K as filed on December 21, 2016 and the full text of the VFN Repurchase Agreement attached thereto as Exhibit 10.9.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: June 28, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer